EXHIBIT 10.18

                                  June 28, 1999




Mr. Mark Santacrose
2201 Prairie Street
Glenview, Illinois  60025

Dear Mark:

         This letter is intended to set forth the terms and conditions under which ARTRA Group Incorporated is offering to employ you as its President and Chief Executive Officer, effective as of June 28, 1999. Please be advised that the undersigned has full authority to execute this agreement on behalf of and to bind ARTRA without any further action of ARTRA's Board of Directors.

Parties: ARTRA Group Incorporated ("ARTRA") and Mark Santacrose (identified herein as "you"). Both ARTRA and you recognize that ARTRA intends to undergo certain transactions that will result in the corporate reorganization of ARTRA, with the result being that ARTRA will be a wholly-owned subsidiary of Entrade, Inc. ("Entrade"). It is the intention of both ARTRA and you that you will be the President and Chief Executive Officer of Entrade. All references herein to "ARTRA" shall, after consummation of the intended corporate reorganization, be deemed to refer to Entrade.

Position:         Your position will be President and Chief  Executive  Officer, reporting to the ARTRA Board of Directors.

Compensation:     Your base salary  ("base  salary")  for the  remainder of 1999 will be at a rate not less than $250,000 per year, payable in accordance with ARTRA's usual payroll policies, and in no event will your base salary be less than $250,000 per year during the term of this agreement. You will be entitled to receive such increases in your base salary as you and the ARTRA Board of Directors may agree.





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Stock             Options:  You will be granted (a) an option to acquire 200,000 shares of the Common Stock of ARTRA (the "First Option"), at $10.00 per share, and (b) an option to acquire 100,000 shares of the Common Stock of ARTRA, at $12.875 per share (the "Second Option"). The terms and conditions of both options shall be in accordance with the Stock Option Plan of ARTRA, as amended. The expiration date of the options will be ten years from the grant date. The options subject to the First Option shall be fully vested as of the grant date and will be immediately exercisable as to all 200,000 shares of Common A Stock on the grant date. The options subject to the Second Option shall be fully vested as of June 28, 2000, and will be thereafter be fully exercisable as to all 100,000 shares of Common A Stock on the grant date. The options subject to the First Options, and after June 28, 2000, the options subject to the Second Option, (i) shall not be subject to forfeiture for any reason and (ii) may be exercised at any time prior to the expiration date of the option, whether or not you remain in the employ of the Company. The options shall constitute non-qualified options, pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The Company shall take all steps necessary to ensure that the foregoing options qualify for the exemption provided in Rule 16b-3 promulgated pursuant to the 1934 Act, and all shares of stock issuable upon exercise of the options are to be registered under the 1933
                  Act  so  that  such  shares  do  not  constitute   "restricted
                  securities" under Rule 144 promulgated pursuant to the 1933 Act. Subject, with respect to the Second Option only, the sole condition that you remain employed pursuant to this agreement through June 28, 2000, all obligations of the Company under this Paragraph are absolute and unconditional, will survive your death or disability, and will survive the termination of your employment with the Company for any reason (whether such termination is during or after the term of your employment). ARTRA agrees that, in the event that its currently-announced acquisition of entrade.com does not close prior to January 1, 2000, it will reprice the foregoing options to a strike price equal to the average closing price of ARTRA Common Stock on the New York Stock Exchange (or any other public market for such Common Stock if it is not then listed on the New York Stock Exchange) for the twenty days immediately following the earlier to occur of (a) the date when ARTRA announces that it is not proceeding with the acquisition of entrade.com or (b) December 31, 1999.

Lost Compensation ARTRA acknowledges that in accepting ARTRA employment at this Reimbursement: time, you will be forfeiting substantial compensation to which you would otherwise be entitled. To recompense you for such compensation, ARTRA shall pay you a bonus of no less than $100,000 before the end of 1999. The obligations of the Company under this Paragraph are absolute





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                  and unconditional,  will survive your death or disability, and will survive the termination of your employment with the Company for any reason (whether such termination is during or after the term of your employment).

Automotive        You will be provided with a car allowance  at a  reimbursement
Allowance:        rate of no less than $600 per month.

Reimbursement     of The Company  will  reimburse  you for all  business-related
Business          expenses that you incur in connection  with the performance of
Expenses:         your responsibilities to ARTRA.

Other Benefits: You will be eligible to participate in all ARTRA employee benefit plans including group health, dental, pension, long-term disability, short-term disability, 40l(k), and life insurance.

Additional Bonus: While you are in the  employ  of  the  Company,  you  will  be such additional bonus awards as determined from time to time by the Company's Board of Directors.

Additional        While  you  are in the  employ  of the  Company,  you  will be
Options:          granted such additional stock option awards as determined from time to time by the Company's Board of Directors.

Board Nomination: You will continue to serve on the Board of Directors of ARTRA and such other subsidiaries and affiliates of ARTRA as you deem appropriate for the performance of your duties.

Term: The initial term of your employment shall commence as of June 28, 1999, and ending June 27, 2002 (the "Initial Term"). Unless sooner terminated pursuant to the terms hereof, commencing on June 28, 2001, and on each anniversary thereafter the term of your employment shall automatically be extended for one additional year ("extended term") unless, not later than ninety (90) days preceding such date, you or ARTRA shall give written notice to the other that you or it does not wish to extend the term of employment for such additional one year period.

Termination:      If at any time during the Initial Term, ARTRA should terminate your employment for reasons other than Cause (hereinafter defined) or if you terminate your employment for Good Reason
                  (hereinafter defined), you or your estate will be entitled post-termination to a continuation of your base salary, as its then current rate, through and until the later of (i) the end of the Initial Term, or (ii) a period of eighteen (18) months from the date of the notice of termination (which date shall be deemed and hereafter





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                  referred to as the "effective date of termination").

                  If ARTRA elects not to renew the term of your employment for any additional one year period for any reason other than Cause, or if your employment shall be terminated during any extended term either by ARTRA for any reason other than Cause or by you for Good Reason, you shall be entitled to receive as severance a lump sum amount equal to the sum of your base salary for a period of eighteen (18) months at the effective date of termination.

                  Upon any termination described in this Section, you will be entitled to continue to participate in all of the employee benefit plans and programs in which you were participating prior to the termination of your employment until the later of
                  (i) the end of the  Initial  Term,  or (ii) the date  eighteen
                  (18) months after the effective date of termination.

ChangeofControl:  In the event of a "Change in Control"  (hereinafter  defined), you shall be entitled to receive a lump-sum payment equal to your base salary, as its then current rate for a period of thirty-five (35) months. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (a) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), who is not a member of ARTRA as of the date of this Agreement is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of ARTRA representing more than fifty percent (50%) of the combined voting power of ARTRA's then outstanding securities; or (b) the Managers or members of ARTRA approve a merger or consolidation of ARTRA with any other entity, other than (i) a merger or consolidation which would result in the voting securities of ARTRA outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of ARTRA or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of ARTRA (or a similar transaction in which no "person" who is not a member of ARTRA as of the date of this Agreement acquires more than fifty percent (50%) of the combined voting power of ARTRA's then outstanding securities); or (c) the Managers or members of ARTRA approve a plan of complete liquidation of ARTRA or ARTRA enters into an agreement for the sale or other disposition of all or substantially all of ARTRA's assets or otherwise disposes of such assets.






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Duties:           As President and Chief  Executive  Officer,  you shall perform such duties that are consistent with your position as you shall be directed to perform by the Board of Directors. In addition, you shall have the discretion to perform such other duties that are required by the laws of the jurisdictions in which ARTRA operates or by the contracts and agreements to which ARTRA is subject.

                  You acknowledge that your office will require your full-time efforts and attention, and that you shall not, during the Initial Term or any extension, engage in any other business activity, whether or not such other business activity is for your own behalf or for any other person, firm, corporation or other entity (together, a "Person") and whether or not such other Person is in competition with ARTRA. Notwithstanding the foregoing, you shall be allowed to manage and oversee passive investments in noncompeting businesses, provided that such management and oversight does not interfere with the performance of your duties for ARTRA.

Cause: Your employment may be terminated at any time for Cause, which is hereby defined as (i) conduct, at any time, which has involved criminal dishonesty, conviction of any felony, or conviction of any lesser crime or offense involving the property of ARTRA, or any of its subsidiaries or affiliates, misappropriation of any money or other assets or properties of ARTRA, or that of its subsidiaries or affiliates, (ii) willful violation of specific and lawful written directions from the ARTRA's Board of Directors that are consistent with your duties described above, or (iii) chronic alcoholism or drug addiction.

Good Reason:      Good Reason includes any of the following:

                           i. Failure by ARTRA to perform its obligations under this agreement, unless the same is promptly remedied to your reasonable satisfaction;

                           ii. Failure by the Board of Directors at any time to elect you to, or your removal at any time from, the office of President or the office of Chief Executive Officer;

                           iii. Failure to ensure your appointment or election as a member of the board of directors of ARTRA throughout the term of your employment and such other subsidiaries and affiliates of ARTRA as and when you deem appropriate for the performance of your duties;

                           iv. Diminution that you reasonably determine to be material in






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                  your duties with ARTRA, or  interference  that you  reasonably determine to be material and unreasonable in the performance of your duties with ARTRA, or assignment to you of duties that you reasonably determine to be inconsistent with the position of President and Chief Executive Officer of ARTRA, unless the same is promptly remedied to your reasonable satisfaction;

                           v. Change in Control of ARTRA, except for the currently contemplated corporate reorganization pursuant to which ARTRA will become the wholly-owned subsidiary of Entrade;

                           vi. Sale or other transfer of all or any  substantial
                  part of ARTRA's assets, except for the currently contemplated corporate reorganization pursuant to which ARTRA will become the wholly-owned subsidiary of Entrade;

                           vii. If after January 1, 2000, ARTRA has failed to consummate at least one of the currently-announced acquisitions of entrade.com and Nationwide prior to January 1, 2000, and a material adverse change has occurred in ARTRA's business prospects or balance sheet; or

                           viii. Your death or disability.

Governing Law:    Our understandings shall be governed by the laws of the  State of Illinois, exclusive of its choice of law provisions.

Indemnification:  ARTRA will  indemnify you to the fullest  extent  permitted by law, and will advance to you defense costs to the fullest extent permitted by law, in connection with any and all actions, suits and proceedings to which you may at any time be made or threatened to be made a party by reason of (i) the commencement of your employment with ARTRA or the fact that you are or were at any time serving or designated to serve as a director, officer or employee of ARTRA or any of its subsidiaries or affiliated entities or in any other capacity at the request or on behalf of ARTRA or any of its subsidiaries or affiliated entities or by reason, (ii) any act or nonact on your part in connection therewith, or (iii) the termination of your employment with Bagcraft Packaging. The obligations of ARTRA under this Paragraph are absolute and unconditional, will survive your death or disability, and will survive the termination of your employment with ARTRA for any reason (whether such termination is during your term of employment or after the expiration of the term of your employment).

Attorneys' fees:  You will be entitled to recover from ARTRA all attorneys' fees and other






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                  costs and expenses in connection with enforcing this agreement against ARTRA and its successors.

Binding Effect:   This   Agreement   supersedes  all  prior   negotiations   and
                  represents  the  entire  Agreement  of the  parties,  and  our signatures  hereon will bind us hereto.  This Agreement inures to the benefit of ARTRA,  its  successors and assigns and will be  binding  upon,  and  enforceable  against,  ARTRA  and its successors, including any successor by merger or consolidation and any entity or entities  that acquire all or  substantially
                  all  of  ARTRA's   assets,   and,  unless  ARTRA  makes  other
                  arrangements satisfactory to you for the performance of its obligations under this Agreement, ARTRA will obtain the express written assumption of this Agreement by each of its successors. This Agreement will inure to the benefit of, and be enforceable by, you and your heirs, legatees, executors, and personal representatives and, to the extent that they are entitled to receive any compensation, benefit, payment or reimbursement under any provision of this Agreement, your spouse and any other beneficiaries; provided, however, that, after your acceptance of this Agreement, you will have the right at any time to amend, modify or terminate this Agreement and any provision hereof (including any provision of this Agreement granting any rights to your spouse or any other beneficiary) without the consent or approval of your spouse or any other beneficiary.

         If the foregoing is acceptable to you, please sign and return a copy to me.


                                   Very truly yours,

                                   /s/ Peter Harvey
                                   --------------------
                                   Peter Harvey
                                    President


Accepted:


/s/ Mark Santacrose
-----------------------
Mark Santacrose
Dated:  June 28, 1999






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